Exhibit 99.4

Major General John F. Wharton (U.S. Army Ret) Joins TPT Global Tech Board of Directors

Former Commanding General of the U.S. Army’s Research, Development and Engineering Continues to Lead TPT Global Defense Division and Now Takes on Expanded Role

SAN DIEGO, CA / ACCESSWIRE / September 3, 2021 / TPT Global Tech Inc. (OTCQB:TPTW) www.tptglobaltech.com based in San Diego, California, a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions, today announced that Major General John F. Wharton, former Commanding General of U.S Army Research, Development and Engineering Command who has been leading the company’s Global Defense Division will be joining the parent company Board of Directors.

General Wharton has served the Nation for more than three decades and has extensive experience in leadership, technology, acquisition, and logistics. He is currently a public and private sector advisor to numerous industries, universities, and governments. In his last military assignment, he was responsible for 75% ($6.2 billion) of the Army’s annual R&D budget and led more than 13,000 scientists, engineers and support personnel.

Major General Wharton, who has been providing guidance and expertise for TPT’s Global Defense Division, will take on an additional role as a member of the Board of Directors. He has already been actively helping the company across internal industry verticals in his capacity as a member of the Global Tech Advisory Board. His work with the company’s telecoms, satellite, 5G and radar technologies units as well as his proactive involvement and contacts have resulted in expanded opportunities for domestic and international government contracts across geographies ranging from Europe, the Middle East, India, Africa and the Caribbean posturing TPT for future growth.

In his short period of time with the company, General Wharton’s involvement has substantially aided the business. His involvement includes a wide range of expertise, from assistance in registering businesses to be able to work with the DOD and US Government understanding business processes, introduction to innovation accelerators, business strategy consulting, and submission and on-going technology transitions and commercialization.

“I joined the TPT Global Tech team because of my close personal relationship with the CEO, Stephen J. Thomas, III and the tremendous upside of the company. As a member of the Board of Directors, I plan on doing more to influence the future direction of the business. It’s a role I look forward to very much,” said the General.

“We initially established our Defense Division because we knew the strengths we had obtained with Major General Wharton joining our team. His experience, knowledge and government contacts are already paying substantial dividends,” said Stephen J. Thomas, III, CEO of TPT Global Tech, Inc. “With the appointment to serve on our Board, we will further benefit from his expertise and leadership and establish him as a more integral part of our future. I am pleased he is taking on an even larger role with TPT.”

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT’s cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today’s global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Contact:

For more information about how TPT Global’s technologies and to schedule call with CEO Stephen Thomas or General Wharton, please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com.
For IR information, please contact Frank Benedetto at 619-915-9422.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company’s plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.